UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
November 13, 2015

CITY HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-11733

West Virginia	55-0619957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Cross Lanes, WV 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 13, 2015, Philip L. McLaughlin, Chairman of the Board of Directors (“Board”) of City Holding Company (the “Company”) submitted a letter of resignation to the Board. Mr. McLaughlin stated that he intends to resign as a director and Chairman of the Company and as a director and Chairman of City National Bank (“City”) effective December 31, 2015. Mr. McLaughlin’s resignation was submitted for personal reasons and not due to any disagreement with the Company or any matter relating to the Company’s operations, policies, or practices.

Mr. McLaughlin joined the Company in December 1998 through the merger of Horizon Bancorp, Inc. into the Company. At that time, Mr. McLaughlin became Chairman of the combined company. He retired from active management of City, and stepped down from the position as Chairman of the Company on June 30, 2002, but remained on both the Company’s and City’s board. In April of 2007, the Board again asked Mr. McLaughlin to assume the role of non-executive Chairman of the Company and City, roles he will hold through December 2015.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: November 16, 2015	City Holding Company

By:	/s/ David L. Bumgarner
David L. Bumgarner
Chief Financial Officer